UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PURPOSE OF FILING

The purpose of this filing is to report to you that (i) we have entered into a new five-year revolving credit facility with $800 million of aggregate availability, and that we have terminated our existing five-year revolving credit facility with $650 million of aggregate availability, and (ii) we have issued a press release: (a) announcing our financial results for the third quarter period ended September 30, 2011 and (b) reaffirming our 2011 full-year financial guidance.

(i)

Item 1.01.	Entry into a Material Definitive Agreement.

On October 25, 2011, The Dun & Bradstreet Corporation (the “Company”) entered into a new five-year revolving credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Barclays Capital, as Syndication Agents, HSBC Bank USA, N.A. and RBS Citizens, N.A., as Documentation Agents, and the banks that are lenders under the facility. Concurrently, the Company terminated its existing five-year revolving credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of Tokyo-Mitsubishi UFJ Trust Company and Citibank, N.A., as Syndication Agents, The Bank of New York and Suntrust Bank, as Documentation Agents and the banks that are lenders under the facility, effective immediately. The Company has $800 million of aggregate availability under the new facility, while its aggregate availability under the terminated facility was $650 million. Borrowings under the new facility will be available at prevailing short-term interest rates. The new facility expires in October 2016 and requires the maintenance of interest coverage and total debt to EBITDA ratios similar to those required under the prior facility. On October 25, 2011 the Company borrowed $189 million under its new five-year credit facility and utilized such proceeds, together with cash on hand, to pay down the amounts then outstanding under its prior five-year facility immediately prior to termination. Certain of the banks that are lenders under the new facility were also lenders under the Company’s prior facility.

Item 1.02.	Termination of a Material Definitive Agreement.

The discussion under Item 1.01 is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On October 27, 2011, the Company issued a press release announcing its financial results for the third quarter period ended September 30, 2011. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 27, 2011, we issued a press release reaffirming our 2011 full-year financial guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.1	Five-Year Credit Agreement, dated October 25, 2011, among The Dun & Bradstreet Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Barclays Capital, as Syndication Agents, HSBC Bank USA, N.A. and RBS Citizens, N.A., as Documentation Agents, and the Lenders thereto.

99.1	Press Release of The Dun & Bradstreet Corporation, dated October 27, 2011 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/S/ RICHARD S. MATTESSICH
Richard S. Mattessich
Vice President, Associate General
Counsel and Assistant Corporate Secretary

DATE: October 27, 2011